UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 01/18/2007

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31719

DE	134204626
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Golden Shore Drive

Long Beach, CA 90802-4202

(Address of principal executive offices, including zip code)

562 435 3666

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01. Regulation FD Disclosure

Attached as Exhibit 99.2 to this Current Report on Form 8-K/A is a corrected version of slide 10 from the presentation, “Outlook for 2007,” given by John C. Molina, Chief Financial Officer of the Company, as part of the Company’s Investor Day Conference held on January 18, 2007. A copy of the Company’s complete slide presentation as presented at the Investor Day Conference, which slide presentation had included a version of slide 10 with a typographical error, was attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on January 18, 2007. This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on January 18, 2007 to correct the typographical error in slide 10 and to clarify that the Company estimates the medical care ratio of its California health plan in 2007 will drop to 86.2%, not to 84.2%.

The information in this report and Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report and the exhibits attached hereto shall not be incorporated by reference into any registration statement filed by Molina Healthcare, Inc. under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company. The cautionary language regarding the Company’s forward-looking statements contained in the slide presentation is incorporated herein by reference with respect to corrected slide 10.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press release of Molina Healthcare, Inc. issued January 18, 2007 reporting guidance for fiscal year 2007 (incorporated by reference to Exhibit 99.1 to Form 8-K filed on January 18, 2007).

99.2	Slide presentation (as corrected hereby) given at Company’s Investor Day Conference on January 18, 2007 (incorporated by reference to Exhibit 99.2 to Form 8-K filed on January 18, 2007).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: February 14, 2007	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer, Corporate Secretary